Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Chief Financial Officer of Global WholeHealth Partners Corp., respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three and six months ended December 31, 2019 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Global WholeHealth Partners Corp. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: February 20, 2020

/s/ Charles Strongo

Charles Strongo

Chief Executive Officer and Director

(Principal Executive Officer)

Date: February 20, 2020

/s/ Richard Johnson

Richard Johnson

Chief Financial Officer and Director

(Principal Financial Officer)